EXHIBIT 10.4

A. M. CASTLE & CO.
2017 MANAGEMENT INCENTIVE PLAN
AWARD AGREEMENT
(TRANCHE A)
This Award Agreement (this “Agreement”) has been entered into as of August 31, 2017 (the “Date of Grant”) by A. M. Castle & Co., a Maryland corporation (the “Company”), and ___________________ (“Participant”) with reference to the following facts:
A.    The Company has adopted a 2017 Management Incentive Plan (the “Plan”). Capitalized terms used in this Agreement are intended to have the meanings given to such terms in the Plan.
B.    The Plan provides for the making of Awards to key Service Providers of the Company and requires the making of Tranche A Awards on the Effective Date.
C.    The Administrator, charged with the responsibility of administering the Plan, has determined to make a Tranche A Award to Participant consisting of Restricted Stock or Restricted Stock Units on the terms and conditions of this Agreement and the Plan.
The Company and Participant hereby agree as follows:
(1)In consideration for Participant’s future services, the Company hereby issues to Participant (a) that original principal amount of Plan Notes noted on the signature page hereof (the “Restricted Notes”) and (b) that number of Shares noted on the signature page hereof (such Shares, the “Restricted Shares”).
(2)    The Restricted Shares, the Restricted Notes, and any shares of Common Stock issuable upon conversion of the Restricted Notes (collectively, the “Restricted Securities”) shall be issued by the Company and accepted by Participant as a Tranche A Award pursuant to and in accordance with the Plan.
(3)    The Restricted Securities will be subject to the restrictions set forth in Section 8 of the Plan and the specific lapsing schedule set forth on Exhibit A hereto. For purposes of applying such restrictions, the date of the certificate representing the Restricted Securities shall be the date of this Award Agreement. In addition, except as otherwise permitted under Section 7 of this Agreement (concerning bona fide gifts to immediate family members or trusts) or Section 16 of the Securities Exchange Act of 1934 (“1934 Act”) (unless the same would not result in liability under said Section 16 or Participant consents to such liability and consents to disgorge any profits relating thereto to the Company), Participant may not sell the Restricted Securities until at least six (6) months after acquiring the same.
(4)    The restrictions mentioned in the preceding Section and the other provisions of this instrument shall relate to the Restricted Securities, and to any other securities, property, and cash for which or into which the Restricted Securities may from time to time hereafter be exchanged or converted as a result of any one or more of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, or other form of corporate reorganization, as well as such

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securities or other property distributed in respect thereof as a result of any one or more such occurrences.
(5)    Participant represents to the Company that, unless a registration statement under the Securities Act of 1933 is in effect as to the Restricted Securities, the Restricted Securities are being acquired for his or her private personal investment for his or her own account with no intention of distributing the Restricted Securities to others, and that Participant has no contract, undertaking, agreement, or arrangement with any person to sell, transfer or otherwise distribute to such persons or to have any such person sell, transfer, or otherwise distribute for him or her any of the Restricted Securities or any interest therein and Participant is presently not engaged, nor does he or she plan to engage within the presently foreseeable future, in any discussion with any person relative to such sale, transfer, or other distribution of any of the Restricted Securities or any interest therein. Participant hereby indemnifies the Company and holds it harmless from and against any and all damages suffered and liabilities incurred by it (including costs of investigation and defense and attorneys’ fees) arising out of his or her breach of the agreements or any inaccuracy in the representations which Participant has made herein.
(6)    So long as the Restricted Securities are subject to restrictions imposed under the Plan, (a) the certificates representing them, if any (together with any property and/or securities issued or delivered in connection therewith pursuant to Section 4 hereof, other than regular payments of cash interest or regular cash dividends) shall be held in escrow in the custody of the Chairman of the Board of the Company, or his or her successors in such office from time to time; (b) the record address of the holder of record of such Restricted Securities shall be c/o the Secretary of the Company at the Company’s principal executive office; and (c) such Restricted Securities, if represented by any certificates, may be legended to reference the restrictions applicable thereto. The Restricted Securities (together with any property and/or securities issued or delivered in connection therewith pursuant to Section 4 hereof) shall, at Participant’s option, promptly be delivered or made available to Participant or transferred to a securities account designated by Participant in writing (in each case, with legends removed to the extent no longer applicable) upon (i) removal or lapse of said restrictions and (ii) the payment of any applicable withholding taxes. All cash interest and regular cash dividends on Restricted Securities shall be deemed to vest on the same terms as the Restricted Securities generating such interest or dividends, including, in the case of any Restricted Securities the vesting of which is the subject of any written employment agreement between the Company and Participant, the terms of such vesting as set forth in such agreement.
(7)    Notwithstanding anything to the contrary in this Agreement, Participant may transfer any or all of the Restricted Securities by bona fide gift to any of the following:
(a)    one or more of Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother‑in‑law, father‑in‑law, son‑in‑law, daughter‑in‑law, brother‑in‑law, or sister‑in‑law, in all cases including adoptive relationships (each of the persons described in this clause (a) is referred to herein as a “Family Member”); and/or
(b)    one or more trusts for the benefit of Participant or one or more Family Members;
provided, however, that (x) the transferred Restricted Securities shall continue to be subject to all of the terms and conditions of the Plan and this Agreement as if Participant continued to hold the

Restricted Securities, and (y) the transferee of the Restricted Securities shall, in a duly executed document delivered to the Company and reasonably satisfactory in form and substance to the Administrator, consent thereto and agree to be bound by all of the terms and conditions of the Plan and this Agreement as if such transferee were Participant. In determining whether any person is or is not a Family Member for purposes of this Section 7, a legally adopted child shall be deemed to be a child by blood.
(8)    No provision of this Agreement shall (a) confer upon Participant any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right, if any, of the Company and each of its subsidiaries to terminate the employment of Participant subject to any applicable written employment agreement, or (c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.
(9)    The holder of record of the Restricted Securities shall be entitled to exercise all voting or consent rights with respect to the Restricted Securities and to receive all regular payments of cash interest, all accruals of PIK interest, and all cash dividends paid with respect to the Restricted Securities shall be withheld by the Company and paid to Participant (net of applicable withholdings) at such time, and to the same extent, that the underlying Restricted Securities vest in accordance with Exhibit A hereto.
(10)    The provisions of this instrument shall be binding upon and inure to the benefit of the Company and its successors (including, without limitation, as the result of any transaction described in paragraph (4)), and to Participant and his or her successors upon his or her death, subject to the provisions of the Plan or any applicable written employment agreement between the Company and Participant relating to the effect of a participant’s death.
(11)    This Agreement is subject to all of the terms and conditions of the Plan, as the same shall be amended from time to time, but no such amendment shall, without the holder of record’s consent, adversely affect such holder’s rights hereunder or under any applicable written employment agreement between Participant and the Company.
(12)    Participant is responsible for all applicable federal, state and local income and employment taxes that the Company is required to withhold at any time with respect to the Award to satisfy its statutory withholding requirements, in accordance with Section 4(b)(viii) of the Plan.
(13)    To the extent applicable, it is intended that this Award and the Plan not be subject to or otherwise comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply. This Award and the Plan shall be interpreted and administered in a manner consistent with this intent.
(14)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois (except to the extent preempted by federal law).
(15)    The interpretation and construction by the Administrator (as it may be amended from time to time), this Agreement, and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan, shall be final and binding upon Participant (provided that no such Plan amendment shall, without the consent of Participant, impair, infringe upon or deprive such Participant of any rights he may have hereunder or under any written employment agreement with the Company).
[Signature page follows]

IN WITNESS WHEREOF, this instrument has been executed by the Company and Participant as of the date noted below.

Date:

Name of Participant:

Number of Restricted Shares:

Principal Amount of Restricted Notes:

A. M. CASTLE & CO.	PARTICIPANT:

By:	By:

Its:

[SIGNATURE PAGE TO AWARD AGREEMENT (TRANCHE A)]

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RESTRICTED SECURITIES LAPSING SCHEDULE
If Participant has a written employment agreement with the Company as of the Date of Grant, then restrictions under this Agreement will lapse (a) at the times, and in the amounts of such Restricted Securities, as may be specified in such written employment agreement for any such lapsing, or the termination of any such restrictions, or the vesting of any such Award, and (b) in any event, with respect to all Restricted Securities, on the third (3rd) anniversary of the Date of Grant, subject only to Participant’s having been continuously Employed through such third (3rd) anniversary.
If Participant does not have a written employment agreement with the Company as of the Date of Grant, then restrictions under this Agreement will lapse, with respect to all Restricted Securities, on the third (3rd) anniversary of the Date of Grant, subject only to Participant’s having been continuously Employed through such third (3rd) anniversary.
Participant shall be conclusively deemed to have enjoyed continued “Employment” on any particular date of determination if Participant was an employee of the Company on the Date of Grant and has remained an employee of the Company on a continuous basis from the Date of Grant through and including, and has not delivered a notice of resignation prior to, any such date of determination or as otherwise provided for in an employment agreement between the Company and such Participant.

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